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                                                                    EXHIBIT 21.1



                     SUBSIDIARIES OF GEN-PROBE INCORPORATED


Name                                                          Jurisdiction of Formation
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
Gen-Probe Sales & Service, Inc.                               Delaware
Gen-Probe Canada, Inc.                                        Canada
Gen-Probe FSC, Inc.                                           Bahamas
Gen-Probe UK Limited                                          United Kingdom
Molecular Light Technology Limited and its subsidiaries:      United Kingdom
     - Molecular Light Technology Research Limited
     - Bioanalysis Limited